                                                                       Exhibit 1
                                                                       ---------

         The undersigned agree that the foregoing Statement on Schedule 13D, dated November 6, 1998, is being filed with the Securities and Exchange Commission on behalf of each of S.A. Louis Dreyfus et Cie., a corporation organized under the laws of France, Louis Dreyfus Holding Company Inc., a Delaware corporation, and Louis Dreyfus Corporation, a New York corporation.

                                            S.A. Louis Dreyfus et Cie.

November 6, 1998                           By: /s/ GERARD LOUIS-DREYFUS
                                               ------------------------
                                               Gerard Louis-Dreyfus
                                               President


                                            Louis Dreyfus Holding Company Inc.

November 6, 1998                           By: /s/ ERNEST F. STEINER
                                               ------------------------
                                               Ernest F. Steiner
                                               Executive Vice President


                                            Louis Dreyfus Corporation

November 6, 1998                           By: /s/ PETER GRIFFIN
                                               -----------------
                                               Peter Griffin
                                               President